UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2019

Verb Technology Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55314	90-1118043
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

344 S. Hauser Boulevard, Suite 414

Los Angeles, California 90036

(Address of principal executive office, including zip code)

(855) 250-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 11, 2019, we completed our previously announced acquisition of Sound Concepts (the “Closing”). On the terms and subject to the conditions set forth in the Merger Agreement, at Closing (the “Effective Time”), each share of Sound Concepts’ capital stock issued and outstanding immediately prior to the Effective Time (the “Sound Concepts Capital Stock”), was cancelled and converted into the right to receive a proportionate share of $25,000,000 of value, payable through a combination of a cash payment by us of an aggregate of $15,000,000 (the “Acquisition Cash Payment”), and the issuance of an aggregate of 3,194,888 restricted shares of our Common Stock, with a fair market value of $10,000,000. The Acquisition Cash Payment was paid using a portion of the net proceeds we received as a result of our recent public offering (the “Public Offering”) of units that closed on April 9, 2019, which closing was announced in Item 8.01 of our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 12, 2019, and by our related press release that was attached as exhibit 99.1 thereto.

As disclosed in Item 8.01, at the Closing, the Sound Concepts Shareholders purchased an aggregate of $4,000,000 of unrestricted units in our Public Offering at the same price and upon the same terms and conditions as all other investors who purchased units in our Public Offering, such that our net cash outlay in connection with the Sound Concepts acquisition was approximately $11,000,000.

In connection with the Closing of the Sound Concepts acquisition, we issued a press release, a copy of which is attached to this Current Report as Exhibit 99.1.

Section 5 – Corporate Governance and Maintenance

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective with the Closing of the Sound Concepts acquisition, Chad J. Thomas stepped out of his role as our Chief Technology Officer. Mr. Thomas will continue to be our full-time employee as our Director of Product Development, and in that capacity, will manage the now combined legacy-Sound Concepts and Verb tech, design, and development teams and oversee the on-going development of our technology and associated applications and initiatives, including the integration of our technology into the platforms of Salesforce, Oracle NetSuite, Adobe Marketo, and Microsoft, among others.

Section 8 – Other Events

Item 8.01 Other Events

As disclosed in Item 2.01, the Sound Concepts Shareholders purchased an aggregate of $4,000,000 of units in our Public Offering at the same price and upon the same terms and conditions as all other investors who purchased units in our Public Offering.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

(d) Exhibits

Exhibits	Description of Exhibit

99.1*	Press Release dated April 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verb Technology Company, Inc.

Dated: April 17, 2019	By:	/s/ Rory J. Cutaia
Rory J. Cutaia, Chairman and Chief Executive Officer